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                                                                       EXHIBIT 8



                                 March 17, 2000

Board of Directors
United Bancorp
555 S.E. Kane Street
Roseburg, Oregon 97470


Board of Directors
Douglas National Bank
555 S.E. Kane Street
Roseburg, Oregon 97470


Board of Directors
Bank of Southern Oregon
1455 East McAndrews Road
Medford, Oregon 97504


Board of Directors
PremierWest Bancorp
1455 East McAndrews Road
Medford, Oregon 97504

                  Re: AGREEMENT AND PLAN OF MERGER AND SHARE EXCHANGE BY AND AMONG BANK OF SOUTHERN OREGON, PREMIERWEST BANCORP, UNITED BANCORP AND DOUGLAS NATIONAL BANK

Ladies and Gentlemen:

                  We have acted as counsel to United Bancorp and Douglas National Bank in connection with the proposed merger of United Bancorp, an Oregon corporation, with and into PremierWest Bancorp, an Oregon corporation ("Merger"), the proposed subsidiary merger of Douglas National Bank, a national association, with and into Bank of Southern Oregon, an Oregon commercial bank ("Subsidiary Merger"), and the proposed share exchange by and between Bank of Southern Oregon and PremierWest Bank ("Share Exchange"), pursuant to the terms of the Agreement and Plan of Merger and Share Exchange by and among Bank of Southern Oregon, PremierWest Bancorp, United Bancorp and Douglas National Bank dated as of October 7, 1999 as amended ("Agreement"). The terms of the Merger, Subsidiary Merger and Share Exchange are described in the Registration Statement on Form S-4 (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), including a Prospectus and Joint Proxy Statement (the "Proxy Statement"). All capitalized terms used herein that are not defined shall have the meanings set forth in the Agreement. This opinion is rendered pursuant to your request.

                  In rendering this opinion, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of
(i) the Agreement, (ii) the Proxy Statement, and (iii) such other documents and management representations as we have deemed necessary or appropriate as a basis for the opinion set forth below. In rendering our opinion, we have assumed the genuiness of all signatures, the authenticity of all documents

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United Bancorp
March 17, 2000


submitted to us as originals, the conformity with the originals of all documents submitted to us as copies, and the accuracy of all information contained in all documents. In rendering our opinion, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations, pertinent judicial authorities, interpretive rulings of the Internal Revenue Service and such other authorities as we have considered relevant.

                         SUMMARY OF PROPOSED TRANSACTION

                  Bank of Southern Oregon is a commercial bank duly organized, validly existing and in active status under the laws of the State of Oregon. The authorized capital stock of Bank of Southern Oregon consists of 10,000,000 shares of common stock, without par value. As of December 31, 1999, 4,837,740 shares of Bank of Southern Oregon common stock were issued and outstanding; there were issued and outstanding options to acquire a total of 343,800 shares of Bank of Southern Oregon common stock.

                  PremierWest Bancorp, a wholly owned subsidiary of Bank of Southern Oregon, is a corporation duly organized, validly existing and in active status under the laws of the State of Oregon for the purpose of becoming a bank holding company. The authorized capital stock of PremierWest Bancorp consists of 20,000,000 shares of common stock, without par value. One hundred shares of PremierWest Bancorp common stock are issued and outstanding, all of which are held by Bank of Southern Oregon.

                  United Bancorp is a corporation duly organized, validly existing and in active status under the laws of the State of Oregon. United Bancorp is registered as a bank holding company under the Bank Holding Company Act of 1956 with the Federal Reserve Board. The authorized capital stock of United Bancorp consists of (i) 5,000,000 shares of common stock, par value $2.50 per share and (ii) 1,000,000 shares of preferred stock, without par value. As of December 31, 1999, (i) 1,811,334 shares of United Bancorp common stock are issued and outstanding and (ii) no shares of United Bancorp preferred stock were issued or outstanding. As of December 31, 1999, there were issued and outstanding options to acquire a total of 232,000 shares of United Bancorp common stock.

                  Douglas National Bank is a nationally chartered bank duly organized, validly existing and in active status under the National Bank Act. As of December 31, 1999, the authorized capital stock of Douglas National Bank consisted of (i) 288,401 shares of common stock, par value $2.50 per share, of which 288,401 shares were issued and outstanding, (ii) 7,500 shares of Series A preferred stock, par value $100 per share, of which 7,500 shares were issued and outstanding, and (iii) 8,202 shares of Series B preferred stock, par value $100 per share, of which 8,202 shares were issued and outstanding, all of which are held by United Bancorp.

                  The Board of Directors of Bank of Southern Oregon, United Bancorp, PremierWest Bancorp, and Douglas National Bank believe that as a result of the Merger, Subsidiary Merger and Share Exchange, they can create a stronger and more diversified company. Both Bank of Southern Oregon and Douglas National Bank are community-oriented institutions. As a result of the transaction, Bank of Southern Oregon will increase its profile in the southwest quadrant of Oregon. The Board of Directors of Bank of Southern Oregon, United Bancorp, PremierWest Bancorp, and Douglas National Bank expect that the acquisition will enhance Bank of Southern Oregon's position as a competitor in the financial services business, which is rapidly changing and growing more competitive. At the same time, PremierWest Bancorp expects to maintain a community-banking orientation. The Board of Directors of Bank of Southern Oregon, United Bancorp, PremierWest Bancorp, and Douglas National Bank believe the combined companies will provide significant benefits to shareholders and customers alike. Accordingly, the following transactions have been proposed:


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United Bancorp
March 17, 2000

         1. At the Effective Time, Bank of Southern Oregon will become a wholly owned subsidiary of PremierWest Bancorp. At the Effective Time, all holders of Bank of Southern Oregon common stock (other than shareholders, if any, who exercise dissenters' rights) will exchange their shares of Bank of Southern Oregon common stock in exchange for an identical number of shares of PremierWest Bancorp. PremierWest Bancorp was formed on November 26, 1999 as a wholly owned subsidiary of Bank of Southern Oregon for the purpose of acting as a holding company of Bank of Southern Oregon.

         2. At the Effective Time, United Bancorp will merge with and into PremierWest Bancorp in accordance with applicable state law. PremierWest Bancorp will be the surviving corporation in that merger. Bank of Southern Oregon's shareholders will own approximately 58 percent of PremierWest Bancorp's shares immediately after the transactions. United Bancorp's shareholders will own approximately 42 percent of PremierWest Bancorp's shares immediately after the transactions. The separate corporate existence of United Bancorp will cease.

         3. At the Effective Time, Douglas National Bank will merge with and into Bank of Southern Oregon in accordance with applicable state law. Bank of Southern Oregon will be the surviving bank in that Subsidiary Merger. The separate existence of Douglas National Bank will cease.

         4. At the Effective Time, the outstanding shares of voting common stock of PremierWest Bancorp owned by Bank of Southern Oregon immediately prior to the Merger, Subsidiary Merger and Share Exchange will be surrendered to PremierWest Bancorp.

         5. Bank of Southern Oregon will retain its existing charter and bylaws; it will continue its existing business without change; it will retain all of its assets, properties, liabilities, and obligations; and following the Subsidiary Merger, all of the assets, properties, liabilities, and obligations of Douglas National Bank will become assets, properties, liabilities, and obligations of Bank of Southern Oregon.

         6. All accounts maintained with Bank of Southern Oregon and with Douglas National Bank prior to the merger will continue as accounts with Bank of Southern Oregon without change in their respective terms, interest rates, maturities, minimum required balances, or withdrawal values.


                  The following assumptions have been made in connection with this opinion:

         1. The fair market value of PremierWest Bancorp voting common stock received by each Bank of Southern Oregon shareholder will be approximately equal, in each instance, to the fair market value of Bank of Southern Oregon capital stock surrendered in the exchange.

         2. The fair market value of PremierWest Bancorp voting common stock received by each United Bancorp shareholder will be approximately equal, in each instance, to the fair market value of United Bancorp capital stock surrendered in exchange.

         3. To the best knowledge of management of Bank of Southern Oregon and PremierWest Bancorp, there is no plan or intention on the part of management or of the shareholders of Bank of Southern Oregon to sell, exchange, or otherwise dispose of shares of PremierWest Bancorp received in the transaction

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United Bancorp
March 17, 2000

                  which would result in the aggregate retained ownership of such shareholders in PremierWest Bancorp having a value, as of the date of the transaction, of less than 50 percent of the value of all the formerly outstanding stock of Bank of Southern Oregon as of the same date. For the purpose of this assumption, shares of Bank of Southern Oregon capital stock and shares of PremierWest Bancorp voting common stock held by Bank of Southern Oregon shareholders and otherwise sold, redeemed, or disposed of prior to or subsequent to the transaction will be considered in making this assumption.

         4. To the best knowledge of management of United Bancorp and PremierWest Bancorp, there is no plan or intention on the part of management or the shareholders of United Bancorp to sell, exchange, or otherwise dispose of a number of shares of PremierWest Bancorp received in the transaction which would result in the aggregate retained ownership of such shareholders in PremierWest Bancorp having a value, as of the date of the transaction, of less than 50 percent of the value of all the formerly outstanding stock of United Bancorp as of the same date. For purpose of this assumption, shares of United Bancorp capital stock and shares of PremierWest Bancorp voting common stock held by United Bancorp shareholders and otherwise sold, redeemed, or disposed of prior to or subsequent to the transaction will be considered in making this assumption.

         5. Following the transaction, PremierWest Bancorp will hold at least 90 percent of the fair market value of United Bancorp's net assets and at least 70 percent of the fair market value of United Bancorp's gross assets held immediately prior to the proposed transaction. For purposes of this assumption, amounts used by United Bancorp to pay dissenters or to pay reorganization expenses and all redemptions and distributions (except for regular, normal dividends) made by United Bancorp immediately prior to the transactions will be considered as assets held by United Bancorp immediately prior to the transaction.

         6. Following the transaction, Bank of Southern Oregon will hold at least 90 percent of the fair market value of Douglas National Bank's net assets and at least 70 percent of the fair market value of Douglas National Bank's gross assets held immediately prior to the proposed transaction. For purposes of this assumption, amounts used by Douglas National Bank to pay dissenters or to pay reorganization expenses and all redemptions and distributions (except for regular, normal dividends) made by Douglas National Bank immediately prior to the transactions will be considered as assets held by Douglas National Bank immediately prior to the transaction.

         7. Bank of Southern Oregon has no plan or intention to issue additional shares of its capital stock that would result in PremierWest Bancorp losing control of Bank of Southern Oregon within the meaning of Code Section 368(c).

         8. PremierWest Bancorp has no plan or intention to reacquire any of its voting common stock issued in the transaction.

         9. No fractional shares of PremierWest Bancorp stock will be issued in the transaction.

         10. PremierWest Bancorp has no plan or intention after the transaction to liquidate Bank of Southern Oregon, to merge Bank of Southern Oregon into another corporation; to make any extraordinary distribution in respect of its stock in Bank of Southern Oregon; to sell or otherwise dispose of any


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United Bancorp
March 17, 2000


                  outstanding capital stock of Bank of Southern Oregon or to cause Bank of Southern Oregon to sell or otherwise dispose of any of the assets of Bank of Southern Oregon acquired in the transaction, except for dispositions made in the ordinary course of business or transfers described in Code Section 368(a)(2)(C).

         11. Following the transaction, Bank of Southern Oregon will continue its historic business and the historic business of Douglas National Bank or will use a significant portion of its historic business assets and the historic business assets of Douglas National Bank in continuing its business.

         12. PremierWest Bancorp, Bank of Southern Oregon, United Bancorp and Douglas National Bank will pay their respective expenses, if any, incurred in connection with the transaction.

         13. The shareholders of Bank of Southern Oregon and shareholders of United Bancorp will pay their own expenses, if any, incurred in connection with the transaction.

         14. There is no intercorporate indebtedness existing between PremierWest Bancorp and Bank of Southern Oregon, between PremierWest Bancorp and United Bancorp, or between Bank of Southern Oregon and Douglas National Bank.

         15. The assumption by Bank of Southern Oregon of the liabilities of Douglas National Bank is for a bona fide business purpose and the principal purpose of such assumption is not the avoidance of federal income tax on the transfer of assets of Douglas National Bank to Bank of Southern Oregon.

         16. The liabilities of Douglas National Bank to be assumed by Bank of Southern Oregon in the transaction were incurred by Douglas National Bank in the ordinary course of its business.

         17. The assumption by PremierWest Bancorp of the liabilities of United Bancorp is for a bona fide business purpose and the principal purpose of such assumption is not the avoidance of federal income tax on the transfer of assets of United Bancorp to PremierWest Bancorp.

         18. The liabilities of United Bancorp to be assumed by PremierWest Bancorp in the transaction were incurred by United Bancorp in the ordinary course of its business.

         19. At the Effective Time, shares of Bank of Southern Oregon stock representing control of Bank of Southern Oregon, as defined in Code Section 368(c), will be exchanged solely for voting common stock of PremierWest Bancorp.

         20. At the Effective Time, shares of United Bancorp stock representing control of United Bancorp stock, as defined in Code Section 368(c), will be exchanged solely for voting common stock of PremierWest Bancorp.

         21. At the Effective Time, Bank of Southern Oregon will not have outstanding any warrants, options, convertible securities or any other type of right pursuant to which any person could acquire stock in Bank of Southern Oregon that, if exercised or converted, would affect PremierWest Bancorp's acquisition or retention of control of Bank of Southern Oregon, as defined in Code Section 368(c).

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United Bancorp
March 17, 2000


         22. At the Effective Time, United Bancorp will not have outstanding any warrants, options, convertible securities or any other type of right pursuant to which any person could acquire stock in United Bancorp that, if exercised or converted, would affect PremierWest Bancorp's acquisition or retention of control of United Bancorp, as defined in Code
                  Section 368(c).

         23. At the Effective Time, Douglas National Bank will not have outstanding any warrants, options, convertible securities or any other type of right pursuant to which any person could acquire stock in Douglas National Bank that, if exercised or converted, would affect Bank of Southern Oregon's acquisition or retention of control of Douglas National Bank, as defined in Code Section 368(c).

         24. PremierWest Bancorp does not own, nor has it owned during the past five years, any shares of the stock of Bank of Southern Oregon or stock of United Bancorp.

         25. Bank of Southern Oregon does not own, nor has it owned during the past five years, any shares of the stock of Douglas National Bank.

         26. None of the parties to the transaction are investment companies as defined in Code Section 368(a)(2)(F)(iii) and
                  (iv).

         27. None of the parties in the transaction are under the jurisdiction of a court pursuant to Title 11 of the United States Code or similar case within the meaning of Code Section 368(a)(3)(A).

         28. On the date of the transaction, the fair market value of the assets of Bank of Southern Oregon, United Bancorp, and Douglas National Bank will exceed the sum of their liabilities, plus the amount of the liabilities, if any, to which the assets are subject.

         29. None of the compensation received by any shareholder-employee of Bank of Southern Oregon or United Bancorp will be separate consideration for, or allocable to, any of their shares of Bank of Southern Oregon or United Bancorp stock; none of the shares of PremierWest Bancorp stock received by any shareholder-employees of Bank of Southern Oregon or United Bancorp will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any shareholder-employees will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

         30. Neither Bank of Southern Oregon nor Douglas National Bank has ever been a mutual savings and loan association or a mutual savings bank.
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United Bancorp
March 17, 2000
                                     OPINION


         Based solely on the information contained herein, and subject to the qualifications, exceptions, and the assumptions set forth above or hereafter, we are of the opinion that, under present law, for federal income tax purposes:


         1. The proposed Merger, Subsidiary Merger and Share Exchange will constitute a tax-free reorganization under Section 368(a) of the Code. PremierWest Bancorp, Bank of Southern Oregon, United Bancorp and Douglas National Bank will each be a party to the reorganization within the meaning of Section 368(b) of the Code.

         2. No gain or loss will be recognized by Bank of Southern Oregon shareholders on the exchange of Bank of Southern Oregon stock solely for PremierWest Bancorp stock pursuant to the Share Exchange. Code Section 354(a)(1).

         3. The tax basis of PremierWest Bancorp stock to be received by each Bank of Southern Oregon shareholder pursuant to the Share Exchange will be the same as the tax basis of Bank of Southern Oregon stock exchanged therefor. Code Section 358(a)(1).

         4. The holding period of PremierWest Bancorp stock to be received by each Bank of Southern Oregon shareholder pursuant to the Share Exchange will include the period during which the Bank of Southern Oregon stock surrendered in exchange therefor was held, provided that the Bank of Southern Oregon stock was held by the shareholder as a capital asset on the date of exchange. Code Section 1223(1).

         5. No gain or loss will be recognized by PremierWest Bancorp upon receipt of shares of Bank of Southern Oregon stock pursuant to the Share Exchange. Code Section 354(a)(1).

         6. No gain or loss will be recognized by Bank of Southern Oregon upon the cancellation of shares of Douglas National Bank stock. Code Section 354(a)(1).

         7. No gain or loss will be recognized by United Bancorp shareholders on the exchange of United Bancorp stock solely for PremierWest Bancorp stock. Code Section 354(a)(1). Notwithstanding the foregoing, United Bancorp shareholders who receive cash in lieu of fractional share interests in PremierWest Bancorp stock may recognize some gain or loss.

         8. The tax basis of PremierWest Bancorp stock to be received by each United Bancorp shareholder will be the same as the tax basis of United Bancorp stock exchanged therefor; except the tax basis would be adjusted to reflect cash payments for fractional interests in PremierWest Bancorp stock. Code
                  Section 358(a)(1).

         9. The holding period of PremierWest Bancorp stock to be received by each United Bancorp shareholder will include the period during which the United Bancorp stock surrendered in exchange therefor was held, provided that the United Bancorp stock was held by the shareholder as a capital asset on the date of exchange. Code Section 1223(1).

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United Bancorp
March 17, 2000

         10. No gain or loss will be recognized by United Bancorp in connection with the exchange of United Bancorp stock solely for PremierWest Bancorp stock.

         11. No gain or loss will be recognized by Douglas National Bank on the cancellation of Douglas National Bank pursuant to the Subsidiary Merger.

         12. Cash received by Bank of Southern Oregon shareholders and United Bancorp shareholders, if any, who exercise dissenters' rights will be treated as a distribution in full payment for shares surrendered, which may result in taxable capital gain or loss or ordinary income to such dissenting shareholders.

                  Our opinion is limited to the federal income tax matters described above and does not address any other tax considerations or any state, local, or foreign tax matters. Our opinion set forth herein is based upon the description of the contemplated transaction as set forth above in the section captioned "Summary of Proposed Transaction." If the actual facts relating to any aspect of the transaction differ from this description in any material respect, our opinion could be affected thereby. Moreover, our opinion is based on the Code, applicable Treasury regulations promulgated thereunder, and Internal Revenue Service rulings, procedures, and other pronouncements, published by the United States Internal Revenue Service. These authorities are all subject to change, and such change may be made with retroactive effect. We can give no assurance that, after such change, our opinion would not be different. This opinion is not binding on the Internal Revenue Service, and there can be no assurance, and none is hereby given, that the Internal Revenue Service will not take a position contrary to one or more of the positions reflected in the foregoing opinion, or that our opinion will be upheld by the courts if challenged by the Internal Revenue Service.


                  We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement, the reference to this opinion under the heading "Federal Income Tax Consequences" in the Registration Statement and the reference to our firm under the heading "Legal Matters" in the related Proxy Statement which forms a part of the Registration Statement. In giving such consent we do not thereby admit or imply that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder. Except as set forth above, we express no other opinion as to the tax consequences of the Merger, Subsidiary Merger, Share Exchange and related transactions to any party under federal, state, local or foreign laws.


                                           Very truly yours,


                                           FARLEIGH, WADA & WITT, P.C.


                                           By: /s/ F. Scott Farleigh
                                             ---------------------------
                                               F. Scott Farleigh